Boots Capital Management

May 9, 2024

Dear Fellow Crown Castle Shareholders:

YOUR VOTE MATTERS NO MATTER HOW MANY SHARES YOU OWN!

The value of your investment in Crown Castle Inc. is at stake. Ahead of the Company's 2024 Annual Meeting, you are being asked to decide between Crown Castle's Board of Directors which has have presided over a decade of value destruction, poor decision making, and lost opportunity, ***or*** Boots Capital's highly qualified nominees, including the co-founder of the Company, who have the direct, uniquely relevant tower industry experience and forward-looking plan necessary to reverse the status quo and create long-term value for all Crown Castle shareholders.

CROWN CASTLE'S TSR AND STOCK PRICE HAVE CONSISTENTLY LAGGED PEERS AND BROADER INDICIES UNDER THE BOARD.

Consider this irrefutable fact: **Crown Castle's Total Shareholder Return (TSR) relative to its direct peers has worsened over 10-, 7-, 5-, 3-, 2-, and 1-year periods** and performed significantly worse than its two primary tower-company competitors, American Tower Corp. (AMT) and SBA Communications Corp. (SBAC), as well as the S&P 500.


1-Year
-10%
5%
-8%
24%
3-Year
-18%
4%
-7%
27%
5-Year
28%
53%
63%
90%
10-Year
127%
234%
194%
158%
CCI
AMT
SBAC
S&P 500

Source: FactSet. Data as of December 31, 2023

CROWN CASTLE HAS UNDERPERFORMED ITS PEERS AND THE OVERALL MARKET IN EVERY ONE OF THESE PERIODS.

This underperformance can be largely attributed to the Board's decision to pursue a fiber acquisition strategy that has **cost shareholders more than $22 billion** while not earning back its own cost of capital, as rivals focused elsewhere and prospered. The below chart highlights how the company's fiber acquisitions dislocated its share price from its tower peers, resulting in relative underperformance by up to 60%:

10-Year Relative Share Price vs. Peers


Cvol: 2,425,059 Avg: 2,200,420
(INDEX) Crown Castle Inc. - Price
(INDEX) SBA Communications Corp. Class A - Price
(INDEX) American Tower Corporation - Price
+/- 60% Relative Share Price Performance Gap
Quanta Fiber Acquisition
FPL Fibernet Fiber Acquisition
Wilcon Fiber Acquisition
Lightower Fiber Acquisition
400
350
300
245.73
243.93
200
153.04
100
'14
'15
'16
'17
'18
'19
'20
'21
'22
'23

Source: FactSet. Data as of January 26, 2024

MAKE NO MISTAKE, THE BOARD'S MISSTEPS – INVESTING IN FIBER AND IGNORING ITS TOWER BUSINESS - HAVE DAMAGED SHAREHOLDER VALUE.

Meanwhile, American Tower and SBA Communications have invested in towers for 20 years, and their market cap growth is more than 2x and 7x that of Crown Castle's:

20-Year Relative Market Capitalization Growth vs. Peers


Crown Castle Inc.
Monthly
100.65 -0.66 -0.65% 2:10:39 PM VWAP:100.88
High: 2909.78 Low: 100.00 Chg: 1312.48%
(INDEX) Crown Castle Inc. - MV
(INDEX) SBA Communications Corp. Class A - MV
(INDEX) American Tower Corporation - MV
20,000
10290.63
8,000
7,000
6,000
5,000
4,000
3228.66
2,000
1412.48
1,000
800
700
600
500
400
300
200
100
80
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19
'20
'21
'22
'23

Source: FactSet. Data as of April 5, 2024

HOWEVER, THERE IS AN ALTERNATIVE.

BOOTS CAPITAL'S HIGHLY QUALIFIED NOMINEES HAVE THE CRITICAL EXPERTISE – ONLY FOUND AMONG INDUSTRY FOUNDERS AND PIONEERS – NECESSARY TO RESTORE CROWN CASTLE'S VALUE.

Our nominees have a detailed plan to optimize Crown Castle's fiber assets and materially improve its tower operations, go-to-market strategy, and customer innovation. There is a significant amount of work to be done, and Crown Castle's current Board – which has no tower

company operating experience – does not have the knowledge or experience to help the Company's new CEO, Stephen Moskowitz, thrive. In stark contrast, the Boots Capital team does. Nonetheless, Crown Castle's Board is trying to scare you into believing that Boots Capital wants "control" of the Company. **This is pure fiction.** We have nominated 4 directors to a 12-person Board – not a majority – who we believe will bring the relevant public company tower operating experience and expertise to restore the value of your investment.

NOW IS THE TIME TO HOLD CROWN CASTLE'S BOARD ACCOUNTABLE FOR A DECADE OF VALUE DESTRUCTION. PROTECT YOUR INVESTMENT BY VOTING FOR" BOOTS CAPITAL S FOUR HIGHLY QUALIFIED NOMINEES TO CROWN CASTLE'S BOARD OF DIRECTORS.

HOW TO SUPPORT THE BOOTS CAPITAL NOMINEES IF YOU HAVE NOT RECEIVED BOOTS' GOLD PROXY CARD AND ONLY HAVE A WHITE PROXY CARD SENT TO YOU BY THE COMPANY:

You can support the Boots Capital nominees using the white proxy card you received from Crown Castle by:

1) Checking the "WITHHOLD" boxes for all of the Company nominees; and
2) Checking the "FOR" boxes for the Boots Capital nominees: Ted B. Miller, Charles C. Green, Tripp H. Rice, and David P. Wheeler.

COMPANY NOMINEES Recommended by your Board	FOR	WITHHOLD
P. Robert Bartolo	☐	☒
Cindy Christy	☐	☒
Ari Q. Fitzgerald	☐	☒
Jason Genrich	☐	☒
Andrea J. Goldsmith	☐	☒
Tammy K. Jones	☐	☒
Kevin T. Kabat	☐	☒
Anthony J. Melone	☐	☒
Sunit S. Patel	☐	☒
Bradley E. Singer	☐	☒
Kevin A. Stephens	☐	☒
Matthew Thornton, III	☐	☒

BOOTS NOMINEES Opposed by the Company	FOR	WITHHOLD
Ted Miller	✓	☐
Tripp Rice	✓	☐
David Wheeler	✓	☐
Charles Green	✓	☐

If you have any questions about how to vote your shares, please contact our proxy solicitor, Morrow Sodali, by telephone 1-800-662-5200 or 203-658-9400 or email at Boots@info.morrowsodali.com.

We thank you for your support.

Sincerely,

Ted Miller Chuck Green David Wheeler Tripp Rice

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains "forward-looking statements." Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "potential," "targets," "forecasts," "seeks," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants' (as defined below) objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Capital (as defined below) or any of the other Participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Boots Capital or the other Participants that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots Capital nor any Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Boots Capital and the other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Boots Parallel 1, LP, Boots, LP, Boots Capital Management, LLC ("Boots Capital"), Boots GP, LLC, 4M Management Partners, LLC, 4M Investments, LLC, WRCB, L.P., Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the "Boots Parties"); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the "Boots Nominees," and together with the Boots Parties, the "Participants").

Boots Capital and the other Participants have filed a definitive proxy statement and accompanying GOLD proxy card (the "Definitive Proxy Statement") with the Securities and Exchange Commission (the "SEC") on April 22, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of stockholders of Crown Castle Inc., a Delaware corporation ("Crown Castle" or the "Corporation").

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF CROWN CASTLE TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY BOOTS CAPITAL AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT WWW.SEC.GOV AND AT BOOTS CAPITAL'S WEBSITE AT WWW.REBOOTCROWNCASTLE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE CORPORATION'S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS' PROXY SOLICITOR, MORROW SODALI LLC, 430 PARK AVE., 14TH FLOOR, NEW YORK, NEW YORK 10022 (STOCKHOLDERS CAN CALL TOLL-FREE: (800) 662-5200).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.